Exhibit 10.1

Execution Version

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of March 30, 2021 by and among Qell Partners, LLC, a Cayman Islands limited liability company (the “Sponsor”), Qell Acquisition Corp., a blank check company incorporated as a Cayman Islands exempted company (“Qell”), Qell DutchCo B.V., a newly formed Dutch limited liability company that was formed by the Sponsor for purposes of consummating the transactions contemplated by the Business Combination Agreement (as defined below), and which shall convert into a Dutch public limited company (NV) prior to the Merger (as defined below) (“Holdco”), and Lilium GmbH, a German limited liability company (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

RECITALS

WHEREAS, as of the date hereof and in any event prior to the Merger and the Closing, the Sponsor has agreed to forfeit 1,828,945 Qell Class B Shares so that immediately prior to the Merger Effective Time and the Closing (the “Forfeited Shares”), the Sponsor shall be the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 7,658,555 Qell Class B Shares and 7,060,000 Qell Warrants in the aggregate as set forth on Schedule I attached hereto;

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, Qell, Holdco, Queen Cayman Merger LLC, a Cayman exempted company and a direct wholly owned subsidiary of Holdco (“Merger Sub”), and the Company, have entered into a business combination agreement (as amended or modified from time to time, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other transactions, Qell is to merge with and into Merger Sub, with Merger Sub continuing on as the surviving entity, on the terms and conditions set forth therein (the “Merger”); and

WHEREAS, as a result of the Company Share Exchange contemplated by the Business Combination Agreement, the Company will become a wholly-owned subsidiary of Holdco;

WHEREAS, as an inducement to Qell and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1            Binding Effect of Business Combination Agreement. The Sponsor hereby acknowledges that it has read the Business Combination Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors. The Sponsor shall be bound by and comply with Sections 5.9 (Transactions with Affiliates), 5.17 (Investigation; No Other Representation) and 6.4 (Public Announcements) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if the Sponsor was an original signatory to the Business Combination Agreement with respect to such provisions.

Section 1.2            No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the Merger Effective Time and (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 8.1 thereof, the Sponsor shall not (i) sell, offer to sell, contract or agree to sell, assign, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Qell Shares or Qell Warrants owned by the Sponsor, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Qell Shares or Qell Warrants owned by the Sponsor (clauses (i) and (ii) collectively, a “Transfer”) or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that the foregoing shall not prohibit Transfers between the Sponsor and any Affiliate of the Sponsor, so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to Qell a joinder to this Sponsor Agreement in the form attached hereto as Annex A.

Section 1.3             New Shares. In the event that (a) any Qell Shares, Qell Warrants or other Equity Securities of Qell are issued to the Sponsor after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination, conversion or exchange of Qell Shares or Qell Warrants of, on or affecting the Qell Shares or Qell Warrants owned by the Sponsor or otherwise, (b) the Sponsor purchases or otherwise acquires beneficial ownership of any Qell Shares, Qell Warrants or other Equity Securities of Qell after the date of this Sponsor Agreement, or (c) the Sponsor acquires the right to vote or share in the voting of any Qell Shares or other Equity Securities of Qell after the date of this Sponsor Agreement (such Qell Shares, Qell Warrants or other Equity Securities of Qell, collectively the “New Securities”), then such New Securities acquired or purchased by the Sponsor shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the Qell Shares or Qell Warrants owned by the Sponsor as of the date hereof.

Section 1.4             Closing Date Deliverables. On the Closing Commencement Date, the Sponsor shall deliver to Qell and the Company a duly executed copy of that certain Registration Rights Agreement, by and among Qell, the Company, Holdco, the Sponsor and each Company Shareholder, in substantially the form attached as Exhibit A to the Business Combination Agreement.

Section 1.5             Sponsor Support Agreements.

(a)          The Sponsor hereby agrees to undertake actions to cause the convening of the Qell Shareholders Meeting in accordance with the Governing Documents of Qell, for the purposes of obtaining the Qell Shareholder Approval and, if applicable, any approvals related thereto, including the approval of the Business Combination Agreement and the transactions contemplated thereby, and an adjournment of the Qell of the Qell Shareholders Meeting, if necessary, to permit further solicitation of proxies because there is not sufficient votes to approve and adopt any of the foregoing. The Sponsor shall undertake any actions necessary to cause (so far as reasonably possible) the Closing to occur and the completion of the transactions contemplated by the Business Combination Agreement, including the Holdco Reorganization, the Required Holdco Shareholder Approval, the Merger, the Liquidation Distribution and Assumption, the Wiegand Board Appointment, the Remaining Holdco Board Appointments, the Company Share Exchange, the post-Closing appointment of directors to the Holdco Board pursuant to Section 6.17 (Post-Closing Directors and Officers) of the Business Combination Agreement and any other action deemed as necessary or appropriate in order to consummate the transactions contemplated by the Business Combination Agreement (it being acknowledged and agreed that Closing and the transaction contemplated by the Business Combination Agreement are dependent on the performance of other parties and cannot be successfully consummated by the actions of the Sponsor alone). For the avoidance of doubt, the Sponsor shall execute, or cause the execution of, the Required Holdco Shareholder Approval as contemplated by the Business Combination Agreement.

(b)          At any meeting of the shareholders of Qell, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Qell is sought, the Sponsor shall (i) appear at each such meeting or otherwise cause all of its Qell Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Qell Shares:

(i)      in favor of the Business Combination Proposal;

(ii)      in favor of the Merger Proposal;

(iii)    in favor of each Transaction Proposal;

(iv)    against any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Qell (other than the Business Combination Agreement and the transactions contemplated thereby);

(v)     against any change in the business, management or Board of Directors of Qell (other than in connection with the Business Combination Proposal, the Merger Proposal or the Transaction Proposals); and

(vi)      against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Sponsor Agreement, the Business Combination Agreement or the transactions contemplated thereby, any Ancillary Document or any Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Qell, Holdco or Merger Sub under the Business Combination Agreement or any Ancillary Document, (C) result in any of the conditions set forth in Article 7 of the Business Combination Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of Qell.

The Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

(c)          The Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain letter agreement, dated as of 29 September 2020, and amended and restated on 28 January 2021, by and among the Sponsor and Qell (the “Voting Letter Agreement”), including without limitation the obligations of the Sponsor pursuant to Section 3 therein to not redeem any Qell Shares owned by the Sponsor in connection with the transactions contemplated by the Business Combination Agreement.

(d)          During the period commencing on the date hereof and ending on the earlier of the consummation of the Closing and the termination of the Business Combination Agreement pursuant to Article 8 thereof, the Sponsor shall not modify or amend any Contract between or among the Sponsor, anyone related by blood, marriage or adoption to the Sponsor or any Affiliate of the Sponsor (other than Qell or any of its Subsidiaries), on the one hand, and Qell or any of Qell’s Subsidiaries, on the other hand, including, for the avoidance of doubt, the Voting Letter Agreement.

Section 1.6            Waiver of anti-dilution protection. Notwithstanding anything to the contrary in any other agreement or contract to which the Sponsor is bound, the Sponsor (for itself and for its successors, heirs and assigns) hereby (but subject to the consummation of the Merger) irrevocably and unconditionally waives, to the fullest extent permitted by law and Qell’s Governing Documents, and agrees not to exercise, assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate at which Qell Class B Shares held by the Sponsor convert into Holdco Class A Shares, whether resulting from the transactions contemplated by the Business Combination Agreement, the Subscription Agreements or otherwise, so that each Qell Class B Share held by the Sponsor issued and outstanding as of immediately prior to the Merger shall convert into one Holdco Class A Share at the Merger Effective Time.

Section 1.7            Further Assurances. The Sponsor shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the other transactions contemplated by the Business Combination Agreement on the terms and subject to the conditions set forth therein and herein.

Section 1.8             No Inconsistent Agreement. The Sponsor hereby represents and covenants that the Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of the Sponsor’s obligations hereunder or under the Business Combination Agreement or the transactions contemplated thereby.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1             Representations and Warranties of the Sponsor. The Sponsor represents and warrants as of the date hereof to Qell and the Company as follows:

(a)          Organization; Due Authorization. It is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of the Sponsor. This Sponsor Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the Person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of the Sponsor.

(b)            Ownership. The Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of the Sponsor’s Qell Shares and Qell Warrants, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Qell Shares or Qell Warrants (other than transfer restrictions under the Securities Act)) affecting any such Qell Shares or Qell Warrants, other than Liens pursuant to (i) this Sponsor Agreement, (ii) the Qell Governing Documents, (iii) the Business Combination Agreement, (iv) the Voting Letter Agreement or (v) any applicable securities Laws. The Sponsor’s Qell Shares and Qell Warrants are the only Equity Securities in Qell owned of record or beneficially by the Sponsor on the date of this Sponsor Agreement, and none of the Sponsor’s Qell Shares or Qell Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Qell Shares or Qell Warrants, except as provided hereunder and under the Voting Letter Agreement. Other than the Qell Warrants, the Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Qell or any equity securities convertible into, or which can be exchanged for, equity securities of Qell.

(c)           No Conflicts. The execution and delivery of this Sponsor Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon the Sponsor or the Sponsor’s Qell Shares or Qell Warrants), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its, his or her obligations under this Sponsor Agreement, the Business Combination Agreement or the transactions contemplated thereby.

(d)           Litigation. There are no Actions pending against the Sponsor, or to the knowledge of the Sponsor threatened against the Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its, his or her obligations under this Sponsor Agreement, the Business Combination Agreement or the transactions contemplated thereby.

(e)            Brokerage Fees. Except as described on Section 5.4 of the Qell Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by the Sponsor, for which Qell or any of its Affiliates may become liable.

(f)            Acknowledgment. The Sponsor understands and acknowledges that each of Qell and the Company is entering into the Business Combination Agreement in reliance upon the Sponsor’s execution and delivery of this Sponsor Agreement.

(g)           No Other Representations or Warranties. Except for the representations and warranties made by the Sponsor in this Article II, neither the Sponsor nor any other Person makes any express or implied representation or warranty to Qell or the Company in connection with this Sponsor Agreement or the transactions contemplated by this Sponsor Agreement, and the Sponsor expressly disclaims any such other representations or warranties.

ARTICLE III
EARNOUT

Section 3.1           Sponsor Earnout Shares. The Sponsor agrees that, in connection with the Business Combination Agreement and the transactions contemplated thereby, (i) the Forfeited Shares are hereby forfeited as of immediately prior to the Merger Effective Time, such shares shall no longer be outstanding, and the Sponsor Shall have no further rights with respect to such shares and (ii) of the remaining Qell Class B Shares held by the Sponsor immediately prior to the Merger Effective Time, forty (40%) of such Qell Class B Shares held by the Sponsor immediately prior to the Merger Effective Time (being 3,063,422 Qell Class B Shares), plus any New Securities issued to the Sponsor with respect to such Qell Class B Shares (including, for the avoidance of doubt, any Holdco Class A Shares issued to the Sponsor as a result of the Merger, and any Equity Securities issued to the Sponsor after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination, conversion or exchange of such Qell Class B Shares of, on or affecting such Qell Class B Shares owned by the Sponsor) (the “Sponsor Earnout Shares”), shall, concurrently with the Closing, or in the case of any New Securities (including any Holdco Class A Shares), concurrently with the issuance of such Equity Securities to the Sponsor, have the Legend (as defined below) affixed to them and be held subject to the terms and conditions of this Article III.

Section 3.2            Legend. The books and records of Holdco evidencing the Sponsor Earnout Shares shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

THE SECURITIES EVIDENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER, AND CERTAIN OTHER AGREEMENTS, SET FORTH IN THE SPONSOR SUPPORT AGREEMENT, DATED AS OF MARCH 30, 2021, BY AND AMONG ONE AND THE OTHER PARTIES THERETO.

Section 3.3             Procedures Applicable to the Sponsor Earnout Shares.

(a)          As soon as practicable, and in any event within five (5) Business Days after the occurrence of a Sponsor Earnout Triggering Event (as defined below), Holdco shall remove, or cause to be removed, the Legend from the books and records of Holdco evidencing the Sponsor Earnout Shares with respect to which a Sponsor Earnout Triggering Event has occurred, and such shares shall no longer be subject to any of the terms of this Article III (any such removal of a Legend and other restrictions, a “Release”).

(b)           In addition to and without limiting any restrictions on Transfers set forth in the Registration Rights Agreement, the Sponsor shall not Transfer any Sponsor Earnout Shares until the date on which, in respect of such Sponsor Earnout Shares, the applicable Sponsor Earnout Triggering Event has occurred as described in Section 3.4 below and the Legend on such shares has been removed from such shares (other than in connection with Transfers to a Permitted Transferee (as such term is defined in the Investor Rights Agreement (as defined in the Business Combination Agreement))).

Section 3.4            Release of Sponsor Earnout Shares. The Sponsor Earnout Shares shall be Released as follows (each such event, a “Sponsor Earnout Triggering Event”):

(a)          thirty seven and a half percent (37.5%) of the Sponsor Earnout Shares will be Released (and the restrictions contained in this Article III shall no longer apply to such shares other than such restrictions on Transfers set forth in the Registration Rights Agreement) upon the earlier of (i) the first successful airborne flight (as determined by a majority of Holdco’s independent directors, acting reasonably) of the Group’s seven (7)-seater aircraft (whether manned or unmanned), or (ii) March 31, 2024;

(b)          thirty seven and a half percent (37.5%) of the Sponsor Earnout Shares will be Released (and the restrictions contained in this Article III shall no longer apply to such shares other than such restrictions on Transfers set forth in the Registration Rights Agreement) upon the earlier of (i) in respect of any aircraft developed by the Group, the receipt of “Type Certification” as required (in accordance with applicable law) by the applicable Governmental Entities of either the European Union Aviation Safety Agency or Federal Aviation Administration (including, for the avoidance of doubt, but not limited to, Type Certification based on the European Union Aviation Safety Agency’s “SC VTOL” technical specifications), or (ii) June 30, 2025; and

(c)          twenty five percent (25%) of the Sponsor Earnout Shares will be Released (and the restrictions contained in this Article III shall no longer apply to such shares other than such restrictions on Transfers set forth in the Registration Rights Agreement) upon the earlier of (i) following the achievement of “Type Certification” of a Group Company aircraft in accordance with Section 3.5(b)(i), the Group Company incurring its first U.S. dollar ($) (or foreign equivalent) of positive revenue as recorded on its books and records in the ordinary course related, connected and/or otherwise attributable to a “Type Certified” Group Company aircraft (as determined by a majority of Holdco’s independent directors, acting reasonably), or (ii) September 30, 2025.

Section 3.5             Release Upon Change of Control. If a Change of Control occurs, then immediately prior to and in connection with the consummation of such Change of Control, Holdco shall Release or cause to be Released all of the Sponsor Earnout Shares that remain unvested. For the purposes of this agreement, “Change of Control” shall mean, with respect to Holdco, the consummation of a sale, merger or majority transfer of Equity Securities of Holdco, or the transfer of the majority of Holdco’s material assets (including, for the avoidance of doubt, the transfer of subsidiary undertakings owned by Holdco and/or material assets and liabilities of Holdco and such subsidiary undertakings).

Section 3.6             Equitable Adjustments. The Sponsor Earnout Triggering Event targets set forth above, and the number of Sponsor Earnout Shares Released in each event, as provided in this Article III, shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Holdco Shares occurring on or after the Closing.

Section 3.7             Application of Article III. For the avoidance of doubt, nothing in this Article III shall be deemed to affect any shares of Holdco Shares owned of record or beneficially by the Sponsor other than the Sponsor Earnout Shares, and all rights and obligations of the Sponsor with respect to all shares of Holdco Shares owned by the Sponsor, other than the Sponsor Earnout Shares, will remain intact.

ARTICLE IV
MISCELLANEOUS

Section 4.1             Termination. This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the latest of the Release of all the Sponsor Earnout Shares, (b) the termination of the Business Combination Agreement in accordance with its terms, (c) the liquidation of Qell and (d) the written agreement of the Sponsor, Qell, Holdco and the Company. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination. This Article IV shall survive the termination of this Sponsor Agreement.

Section 4.2            Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (1) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AND (2) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK

Section 4.3            Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (d) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.3.

Section 4.4             Arbitration. Each of the Parties irrevocably and unconditionally agrees that any Proceeding based upon, arising out of or related to this Agreement or any of the transactions contemplated hereby (each, a “Related Proceeding”) shall be finally settled by binding arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce by three arbitrators. Any Related Proceeding shall be decided by a panel of three (3) arbitrators seated in New York, New York. Each arbitrator must be (a) an attorney with significant experience in negotiating complex commercial transactions, or a judge seated on, or retired from, a U.S. federal court sitting in the Southern District of New York and (b) neutral and independent of each Party. The Parties agree, pursuant to Article 30(2)(b) of the Rules of Arbitration of the International Chamber of Commerce, that the Expedited Procedure Rules shall apply irrespective of the amount in dispute. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings with respect to any Related Proceeding. The language of the proceeding shall be English. The decision of the arbitrators on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof. The Parties and the arbitrators will keep confidential, and will not disclose to any Person, except the Parties’ respective Representatives (who shall keep any such information confidential as provided in this sentence), or as may be required by applicable Law or any Order of a Governmental Entity of competent jurisdiction, the existence of any Related Proceeding under this Section 4.4, the referral of any such Related Proceeding to arbitration or the status or resolution thereof. The initiation of any Related Proceeding pursuant to this Section 4.4 will toll the applicable statute of limitations for the duration of any such Related Proceeding.

Section 4.5            Assignment. This Sponsor Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of all of the other parties hereto.

Section 4.6            Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Sponsor Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Sponsor Agreement and to enforce specifically the terms and provisions of this Sponsor Agreement in the chancery court or any other state or federal court within the State of New York, this being in addition to any other remedy to which such party is entitled at law or in equity.

Section 4.7           Amendment. This Sponsor Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Qell, Holdco, the Company and the Sponsor.

Section 4.8           Severability. If any provision of this Sponsor Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Agreement will remain in full force and effect. Any provision of this Sponsor Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 4.9            Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Qell:

Qell Acquisition Corp.

505 Montgomery Street, Suite 1100

San Francisco, CA 94111
Attention:      Barry Engle,

Sam Gabbita,

Email:           Sam.gabbita@qellpartners.com

Barry.engle@qellpartners.com,

with a copy to (which will not constitute notice):

Goodwin Proctor LLP

100 Northern Avenue

Boston, MA 02210
Attention:      Jocelyn Arel

Joshua Klazkin

Email:           Jarel@goodwinlaw.com

Jklatzkin@goodwinlaw.com

If to Holdco:

Qell DutchCo B.V.

c/o Qell Acqusition Corp.
505 Montgomery Street, Suite 1100
San Francisco, CA 94111
Attention:      Barry Engle,

Sam Gabbita,

Email:           Sam.gabbita@qellpartners.com

Barry.engle@qellpartners.com,

with a copy to (which will not constitute notice):

Goodwin Proctor LLP

100 Northern Avenue

Boston, MA 02210
Attention:      Jocelyn Arel

Joshua Klazkin

Email:           Jarel@goodwinlaw.com

Jklatzkin@goodwinlaw.com

If to the Company:

Lilium GmbH

Claude-Dornier Straße 1, Geb. 335
82234 Wessling Germany
Attention:      Daniel Wiegand CEO

Email:           daniel.wiegand@lilium.com

with a copy to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 02210
Attention:      Carl P. Marcellino

 Tara Fisher

Email:           carl.marcellino@ropesgray.com

tara.fisher@ropesgray.com

with copies to each of (which shall not constitute notice):

Orrick, Herrington & Sutcliffe (UK) LLP

107 Cheapside
London EC2V 6DN

United Kingdom

Attention:      Christopher Grew

Christopher Rödter

Email:           cgrew@orrick.com

croedter@orrick.com

If to the Sponsor:

To the Sponsor’s address set forth in Schedule I

with a copy to (which will not constitute notice):

Goodwin Proctor LLP

100 Northern Avenue

Boston, MA 02210
Attention:      Jocelyn Arel

Joshua Klazkin

Email:           Jarel@goodwinlaw.com

Jklatzkin@goodwinlaw.com

Section 4.10          Counterparts. This Sponsor Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 4.11         Entire Agreement. This Sponsor Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Sponsor, Qell, Holdco and the Company have each caused this Sponsor Agreement to be duly executed as of the date first written above.

SPONSOR:

QELL PARTNERS, LLC

By:	/s/ Barry Engle
Name: Barry Engle
Title: CEO

[Signature Page to Sponsor Support Agreement]

QELL:

QELL acquisition CORP.

By:	/s/ Barry Engle
Name: Barry Engle
Title: CEO

[Signature Page to Sponsor Support Agreement]

COMPANY:

LILIUM GMBH

By:	/s/ Daniel Wiegand
Name: Daniel Wiegand
Title: CEO

[Signature Page to Sponsor Support Agreement]

HOLDCO:

QELL DUTCHCO B.V.

By:	/s/ Barry Engle
Name: Barry Engle
Title: CEO

[Signature Page to Sponsor Support Agreement]

Schedule I
Sponsor Qell Shares and Qell Warrants

Sponsor	Qell Class A Shares	Qell Class B Shares	Qell Warrants
Qell Partners, LLC	N/A	7,658,555	7,060,000
c/o Qell Acquisition Corp.

[Schedule I to Sponsor Support Agreement]

Annex A
Form of Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Sponsor Support Agreement, dated as of [●], 2021 (as amended, supplemented or otherwise modified from time to time, the “Support Agreement”), by and among Qell Acquisition Corp., a blank check company incorporated as a Cayman Islands exempted company, Qell DutchCo B.V., a Dutch limited liability company, Lilium GmbH, a German limited liability company, and the Sponsor set forth on Schedule I thereto. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Support Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Sponsor” under, the Support Agreement as of the date hereof and shall have all of the rights and obligations of a Sponsor as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date: [●], 2021

By:
Name:
Title:

Address for Notices:

With copies to:

[Annex A to Sponsor Support Agreement]